UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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APA CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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Supplemental Information Regarding Proposal No. 13
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
[The following is the form of email communication sent to certain shareholders with whom APA requested meetings prior to the 2025 annual shareholders’ meeting.]

To: [Investor email address]
Subject: APA Corporation Engagement Request
Dear [Shareholder],
We hope this email finds you well. We greatly value the feedback received from our shareholders and are reaching out to see if you are available in the coming weeks for a call with our team, including our [Non-Executive Chair and the Chair of our Management Development and Compensation Committee].
If you are available, we would be interested in discussing our compensation program and any other matters in which you are interested. Our team is available for a conference call during the following dates/times: [              ]. If none of these times work for you, please let us know if there is another time before May 21, 2025, that works, and we will do our best to accommodate your schedules.
We look forward to connecting with you.
Best regards,